Exhibit 1.1

Legg Mason, Inc.

DEALER MANAGER AGREEMENT

New York, New York

July 15, 2009

Citigroup Global Markets Inc.,

as Dealer Manager and Structuring Agent

388 Greenwich Street

New York, New York 10013

Banc of America Securities LLC

as Co-Dealer Manager

One Bryant Park

New York, NY 10036

J.P. Morgan Securities Inc.

as Co-Dealer Manager

383 Madison Avenue, 4th Floor

New York, NY 10179

Ladies and Gentlemen:

Legg Mason, Inc., a corporation organized under the laws of Maryland (the “Company”), plans to make an offer (the “Exchange Offer”) as described in the Registration Statement (as defined below), for up to 21,850,000, or 95%, of its outstanding Equity Units (the “Existing Securities”), in the form of Corporate Units (as defined below), in exchange for consideration consisting of, with respect to each Corporate Unit tendered in the Exchange Offer, 0.8881 shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”) (the “New Securities”) and $6.25 in cash, on the terms and subject to the conditions set forth in the Offering Documents (as defined below). Each Equity Unit has a stated amount of $50.00 and consists of (i) a stock purchase contract (each, a “Purchase Contract”) under which the holder will agree to purchase and the Company will agree to sell on June 30, 2011 (the “Settlement Date”), subject to acceleration under certain circumstances, for a price of $50.00 per Equity Unit, a number of shares of Common Stock (the “Issuable Common Stock”), determined pursuant to the terms of the Purchase and Pledge Agreement (as defined below) and (ii) a  1/20, or 5.0%, undivided beneficial ownership interest in a $1,000 principal amount senior note due June 30, 2021 (the “Notes”). Certain terms used herein are defined in Section 14 hereof.

Any reference herein to the Registration Statement, any preliminary prospectus, the Disclosure Package or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 11 of Form S-4 which were filed under the Exchange Act on or before the date the Registration Statement was used or the issue date of the preliminary prospectus, the Disclosure Package or the Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any preliminary prospectus, the Disclosure Package or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the preliminary prospectus, the Disclosure Package or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

Each holder’s ownership interest in the Notes was initially pledged to secure such holder’s obligation to purchase the Issuable Common Stock on the Settlement Date, such pledge to be on the terms and conditions set forth in the Purchase Contract and Pledge Agreement (the “Purchase and Pledge Agreement”), entered into by the Company, The Bank of New York, as collateral agent, custodial agent and securities intermediary, and The Bank of New York, as stock purchase contract agent.

The Purchase Contracts were issued pursuant to the Purchase and Pledge Agreement. The Purchase Contracts together with the related Notes are herein referred to as the “Corporate Units.”

A holder of Corporate Units could, at its option, elect to create “Treasury Units” by substituting pledged U.S. treasury securities for any pledged ownership interests in the Notes. Unless otherwise indicated, the term “Equity Units” includes both Corporate Units and Treasury Units.

The Notes were issued pursuant to the Indenture, as amended by Supplemental Indenture No. 1, each dated as of May 12, 2008, between the Company and The Bank of New York, as trustee. The Exchange Offer will be registered under the Securities Act.

In connection with the Exchange Offer, the Company has prepared or will prepare:

(a) the Registration Statement;

(b) the Preliminary Prospectus and Prospectus;

(c) the Schedule TO, dated the Commencement Date;

(d) a Letter of Transmittal (the “Letter of Transmittal”) to be used by holders tendering Existing Securities pursuant to the Exchange Offer and a specimen thereof to be sent by brokers, securities dealers, commercial banks, trust companies and nominees to their clients for whom they hold Existing Securities, including guidelines for certification of Taxpayer Identification Number on Substitute Form W-9;

(e) a letter dated the Commencement Date from the Company to brokers, securities dealers, commercial banks, trust companies and nominees, and a letter dated the Commencement Date from brokers, securities dealers, commercial banks, trust companies and nominees to clients relating to the Exchange Offer; and

(f) all other documents filed or to be filed with any federal, state or local government or regulatory agency or authority in connection with the Exchange Offer;

(collectively, the “Offering Documents”).

1. Appointment as Dealer Managers.

(a) The Company agrees that Citigroup Global Markets Inc., Banc of America Securities LLC and J.P. Morgan Securities Inc. will act as the exclusive dealer managers for the Exchange Offer (each a “Dealer Manager” and collectively, the “Dealer Managers”) in accordance with your customary practices, including without limitation the solicitation of tenders pursuant to the Exchange Offer, assisting in the distribution of the Offering Documents and communicating generally regarding the Exchange Offer with brokers, dealers, commercial banks and trust companies and other holders of the Existing Securities.

(b) The Dealer Managers, in their sole discretion, may continue to own or dispose of, in any manner they may elect, any Existing Securities they may beneficially own at the date hereof or hereafter acquire, in any such case, subject to applicable law, and in particular, the Dealer Managers have no obligation to the Company pursuant to this Agreement or otherwise, to tender or refrain from tendering Existing Securities beneficially owned by them in the Exchange Offer. The Dealer Managers acknowledge and agree that if the Exchange Offer is not consummated for any reason, the Company shall have no obligation, pursuant to this agreement or otherwise, to acquire Existing Securities from the Dealer Managers or otherwise to hold the Dealer Managers harmless with respect to any losses they may incur in connection with the resale to any third parties of any Existing Securities.

(c) The Company agrees that it will not file, use or publish any material in connection with the Exchange Offer, use the name of the Dealer Managers or refer to you or your relationship with the Company, without your prior consent to the form of such use or reference. There shall be no fee for any such permitted use or reference other than as set forth herein.

(d) It is understood that nothing in this agreement nor the nature of your services shall be deemed to create a fiduciary or agency relationship between the Dealer Managers on the one hand and the Company on the other hand.

(e) Each of the Dealer Managers agrees that it will not publicly distribute any materials or make public oral communications relating to the Exchange Offer that have not been previously approved by the Company, such approval not to be unreasonably withheld.

2. Compensation. The Company shall pay to you in respect of your services as Dealer Managers the fee set forth in the attached Schedule I (the “Fee”); provided, however, that the Company shall be under no obligation pursuant to this Agreement to consummate the Exchange Offer or to pay such Fee to the Dealer Managers (unless the Company actually consummates the Exchange Offer). The Company shall also promptly reimburse you, without regard to consummation of the Exchange Offer, for your reasonable out-of-pocket expenses in preparing for and performing your functions as Dealer Managers, including the fees (up to a maximum amount of $175,000) and the reasonable out-of-pocket expenses of your counsel for their representation of you in connection therewith.

3. Representations and Warranties. The Company represents and warrants to and agrees with you as follows:

(a) The Company has prepared and filed with the Commission a registration statement on Form S-4, including a related preliminary prospectus, for registration under the Securities Act of the Exchange Offer. The Registration Statement will become effective prior to the Withdrawal Deadline. The Company may have filed, or in the future may file, one or more amendments thereto, including a related preliminary prospectus, each of which has previously been, or will be, furnished to you. The Company will file with the Commission a final prospectus relating to the Registration Statement in accordance with Rule 424(b). As filed, the final prospectus shall contain all information required by the Securities Act and, except to the extent the Dealer Managers shall agree in writing to a modification, shall be in all substantive respects in the form of the Preliminary Prospectus and shall contain only such specific additional information and other changes (beyond that contained in the Preliminary Prospectus) as the Company has advised the Dealer Managers will be included or made therein in accordance with Section 4(b) of this Agreement.

(b) On the Commencement Date, the Registration Statement complied, and on Effective Date and the Exchange Date, the Registration Statement will, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Exchange Date, the Prospectus (and any supplements thereto) will, comply, in all material respects with the applicable requirements of the Securities Act; on the Commencement Date, the Effective Date and the Exchange Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), immediately prior to the Withdrawal Deadline and on the Exchange Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Dealer Managers specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of the Dealer Managers consists of the information described as such in Section 6(b) hereof.

(c) Immediately prior to the Withdrawal Deadline and on the Exchange Date, the Disclosure Package, when taken together as a whole, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by or behalf of the Dealer Managers specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Dealer Managers consists of the information described as such in Section 6(b) hereof.

(d) On the Commencement Date, the Schedule TO complied, and on the Exchange Date, the Schedule TO will comply, in all material respects with the applicable requirements of the Exchange Act; on the Commencement Date and the Exchange Date, the Schedule TO did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; the documents incorporated by reference in the Offering Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and any further documents so filed and incorporated by reference in the Offering Documents, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act.

(e) (i) At the time of filing the Registration Statement and (ii) as of the Commencement Date (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Each Issuer Free Writing Prospectus will not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Dealer Managers specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Dealer Managers consists of the information described as such in Section 6 hereof.

(g) The Company has sufficient, available funds and will be authorized to use such funds under applicable law to pay any amounts due to be paid in U.S. dollars as part of the purchase price of any Existing Securities that it may become committed to purchase pursuant to the Exchange Offer on the Exchange Date.

(h) The Company has been duly incorporated or organized and is validly existing in good standing under the laws of the State of Maryland with all requisite power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation or organization and is in good standing under the laws of each jurisdiction which requires such qualification, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”).

(i) Except as would not result in a Material Adverse Effect, each of the Company’s subsidiaries: (i) has been duly incorporated or organized, (ii) is validly existing in good standing under the laws of the jurisdiction in which it is chartered or organized with all requisite power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and (iii) is duly qualified to do business as a foreign corporation or organization and is in good standing under the laws of each jurisdiction which requires such qualification, whether by reason of the ownership or leasing of property or the conduct of business.

(j) Except as would not result in a Material Adverse Effect, (A) all the outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and (B) except as may be otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock of such subsidiaries are owned by the Company either directly or through wholly-owned subsidiaries free and clear of any perfected security interest or any other security interest, mortgage, pledge, lien, encumbrance or claim.

(k) The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

(l) The New Securities have been duly and validly authorized and reserved for issuance and, when issued and delivered on the Exchange Date, will be duly and validly issued, fully paid and non-assessable and will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus or to any amended or supplemented description of the New Securities contained in a then effective report or registration statement filed pursuant to the Exchange Act; and the issuance of the New Securities will not be subject to any preemptive or similar rights.

(m) All corporate action required to be taken for the consummation of the transactions contemplated hereby has been duly and validly taken by the Company.

(n) The statements set forth in the Disclosure Package and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the New Securities, and under the caption “Material U.S. Federal Income Tax Considerations” insofar as they purport to describe the provisions of the laws referred to therein, are accurate, complete and fair.

(o) There is no franchise, contract or document which is required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as an exhibit thereto which has not been so described and filed as required.

(p) This Agreement has been duly authorized, executed and delivered by the Company.

(q) The Company is not and, after giving effect to the offering and sale of the New Securities, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(r) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required by the Company in connection with the transactions contemplated by the Registration Statement and Disclosure Package, except as have been already obtained or will have been obtained by the Company under the Securities Act prior to the Exchange Date and such as may be required by the Company under the blue sky laws of any jurisdiction in connection with the distribution of the New Securities in the manner contemplated in the Disclosure Package and the Prospectus.

(s) Neither the sale of the New Securities nor the consummation of the Exchange Offer, nor the fulfillment of the terms hereof by the Company will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the charter or by-laws of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their assets, properties, or operations; except in the cases of clause (i) (solely with respect to the Company’s subsidiaries) and clauses (ii) through (iii) as would not result in a Material Adverse Effect.

(t) The financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply as to form with the applicable accounting requirements of the Securities Act and the Exchange Act. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein; and the selected financial data and the summary financial information included in the Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

(u) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body or before any arbitrator, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary that (i) could reasonably be expected to result in a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) except as set forth in the 2009 Annual Report, which is incorporated by reference in the Disclosure Package and the Prospectus, could reasonably be expected to result in a Material Adverse Effect.

(v) The Company and each of its subsidiaries own or lease all such properties as are necessary to the conduct of its operations as presently conducted.

(w) Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter or by-laws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) except as set forth in the Disclosure Package and the Prospectus, any statute, law, rule, regulation, judgment, order or decree of any Federal, state, local or foreign court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its or their properties; except, in the case of clause (i) (with respect to subsidiaries only) and clauses (ii) or (iii), for any such violations or default that would not have a Material Adverse Effect.

(x) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting and management’s assessment thereof, is an independent registered public accounting firm within the meaning of the Securities Act and the rules and regulations thereunder.

(y) Each of the Company and the subsidiaries listed on Schedule III hereto (the “Significant Subsidiaries”) has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto); the Company does not have any significant subsidiaries as defined by Rule 1-02 of Regulation S-X that are not listed on Schedule III.

(z) The Company and its subsidiaries, as an entity, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause that could reasonably be expected to have a Material Adverse Effect; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and the Company and each such subsidiary believes that it will be able to renew its existing insurance coverage as and when such coverage expires, should it elect to do so, or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(aa) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as may be described in or contemplated by the Disclosure Package and the Prospectus and except as would not reasonably be expected to result in a Material Adverse Effect.

(bb) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal control over financial reporting.

(cc) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act.

(dd) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for such licenses, certificates, permits and other authorizations as to which the failure to so own, hold or possess would not have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ee) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of its subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Code is so qualified; each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

(ff) Except as would not have a Material Adverse Effect, there is and has been no failure on the part of the Company, or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(gg) The Company and its subsidiaries own, possess, license or have other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their business, taken as a whole, as now conducted; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property, which infringement or conflict, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(hh) Neither the Company nor any of its subsidiaries have failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to file or to be so in compliance would not, individually and in the aggregate, have a Material Adverse Effect. No deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions, except for any such failures to be in compliance or deficiencies which would not, individually and in the aggregate, have a Material Adverse Effect.

(ii) The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(jj) The Company has not taken, and will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the New Securities.

(kk) The Company has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any of its securities to facilitate the Exchange Offer or encourage tenders by holders of Existing Securities in the Exchange Offer.

(ll) The Company is not required to be registered, licensed or qualified as an investment adviser or a broker-dealer or as a commodity trading advisor, a commodity pool operator or a future commission merchant or any or all of the foregoing, as applicable; each of the Company’s subsidiaries that is required to be registered, licensed or qualified as an investment adviser or a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable, is so registered, licensed or qualified in each jurisdiction where the conduct of its business requires such registration, license or qualification (and such registration, license or qualification is in full force and effect), and is in compliance with all applicable laws requiring any such registration, licensing or qualification, except for any failures to be so registered, licensed or qualified or to be in such compliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(mm) The Company is not a party as an investment advisor or distributor to any investment advisory agreement or distribution agreement; each of the investment advisory agreements and distribution agreements to which any of the Company’s subsidiaries is a party is a valid and legally binding obligation of such subsidiary which is a party thereto and complies with the applicable provisions of the Investment Advisers Act of 1940, as amended, except for any failures to be so valid and legally binding and in compliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and none of the Company’s subsidiaries is in breach or violation of or in default under any such agreement which breach, violation, default or invalidity, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(nn) The Company does not sponsor any funds; each fund sponsored by any of the Company’s subsidiaries (a “Fund” or the “Funds”) and which is required to be registered with the Commission as an investment company under the Investment Company Act is duly registered with the Commission as an investment company under the Investment Company Act and the securities of each fund have been issued and sold in accordance with applicable law, except for any failures to be so registered or otherwise comply with applicable law that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(oo) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(pp) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(qq) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as defined in the FCPA), or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, it being understood that the actions of any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries shall not constitute an action of the Company or such subsidiary in the absence of any direct authorization from the Company; and the Company, its subsidiaries, and to the knowledge of the Company, its affiliates, have conducted their businesses in compliance with the FCPA and have instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(rr) The Company has disclosed all information required to be disclosed in the Disclosure Package and Prospectus with respect to compensation to be paid to any person in connection with the Exchange Offer.

Any certificate signed by any officer of the Company and delivered to the Dealer Managers or counsel for the Dealer Managers in connection with the Exchange Offer shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Dealer Managers.

4. Agreements. The Company agrees with the Dealer Managers as follows:

(a) The Company will furnish to the Dealer Managers and to counsel for the Dealer Managers, without charge, during the period beginning on the Commencement Date and continuing to and including the Exchange Date, as many copies of the Offering Documents and any amendments and supplements thereto as the Dealer Managers may reasonably request. At the commencement of the Exchange Offer, the Company shall cause to be delivered, to each holder of any Existing Securities legally or contractually entitled thereto, the Offering Documents and any other offering materials prepared expressly for use of holders of Existing Securities tendering in the Exchange Offer.

(b) The Company will not amend or supplement the Offering Documents without the prior consent of the Dealer Managers, such consent not to be unreasonably withheld. If, at any time prior to the Exchange Date, any event occurs as a result of which the Offering Documents, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Offering Documents to comply with applicable law, the Company promptly will: (i) notify the

Dealer Managers of any such event or non-compliance, at which time the Dealer Managers shall be entitled to cease soliciting tenders until such time as the Company has complied with clause (iii) of this sentence; (ii) subject to the requirements of the first sentence of this paragraph (b), prepare an amendment or supplement to correct such statement or omission or effect such compliance; and (iii) supply any such amendment or supplement to the Dealer Managers and counsel for the Dealer Managers without charge in such quantities as the Dealer Managers may reasonably request. The Company will also promptly inform the Dealer Managers of any litigation or administrative action with respect to the Exchange Offer.

(c) The Company will arrange, if necessary, for the qualification of the New Securities for offer or sale by the Dealer Managers under the laws of such jurisdictions as the Dealer Managers may designate and will maintain such qualifications in effect so long as required for such offer or sale; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction in which it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the Exchange Offer, in any jurisdiction in which it is not now so subject. The Company will promptly advise the Dealer Managers of the receipt by the Company of any notification with respect to the suspension of the qualification of the New Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(d) The Company will make generally available to its security holders as soon as practicable an earnings statement (which need not be audited) covering a twelve-month period beginning with the first calendar quarter after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act.

(e) The Company will cooperate with the Dealer Managers and use its reasonable best efforts to cause the New Securities to be listed on the New York Stock Exchange.

(f) The Company will not take, directly or indirectly, any action that is designed to cause or result, or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale of the New Securities or the tender of Existing Securities in the Exchange Offer.

(g) The Company agrees to pay the costs and expenses relating to the transactions contemplated hereunder, including without limitation the following: (i) the preparation of this Agreement, the issuance of the New Securities and the fees of the Trustee and any information agent or exchange agent; (ii) the preparation, printing or reproduction of the Offering Documents and each amendment or supplement thereto; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Offering Documents (and all amendments or supplements thereto) as may, in each case, be reasonably requested for use in connection with the Exchange Offer; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the New Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the New Securities; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the Exchange Offer; (vi) any registration or qualification of the New Securities for offer and sale under the blue sky laws of the several states or any non-U.S. jurisdiction (including filing fees and the reasonable fees and expenses of counsel for the Dealer Managers relating to such registration and qualification); (vii) to the extent approved by the Company, transportation and other expenses incurred by or on behalf of the Company in connection with presentations to prospective participants in the Exchange Offer; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder and in connection with the Exchange Offer.

(h) The Company will arrange for MacKenzie Partners, Inc., as the exchange agent (the “Exchange Agent”), named in the Letter of Transmittal to inform you during each business day during the Exchange Offer (to be followed on a daily basis by written confirmation) as to the principal amount of Existing Securities that have been tendered pursuant to the Exchange Offer during the interval since its previous daily report to you under this provision and, if requested, the names and addresses of registered holders tendering such Existing Securities.

(i) The Company will arrange for MacKenzie Partners, Inc. to serve as information agent in connection with the Exchange Offer (the “Information Agent”) and to perform services in connection with the Exchange Offer that are customary for an information agent.

(j) The Company will cause all Existing Securities accepted in the Exchange Offer to be cancelled.

5. Conditions to the Obligations of the Dealer Managers. The obligations of the Dealer Managers under this Agreement are at all times subject to the conditions that:

(a) The Company shall not have failed on or prior to the Exchange Date to have performed or complied with any of the agreements herein contained and required to be performed or complied with by it on or prior to the Exchange Date, and all of the representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the date hereof and as of the Exchange Date as if made on and as of the Exchange Date.

(b) On the Commencement Date and the Exchange Date, the Dealer Managers shall have received from Shearman & Sterling LLP, counsel to the Company, such opinion or opinions and such negative assurance letter as the Dealer Managers may require, in each case addressed to, and in form and substance satisfactory to, the Dealer Managers, addressing the matters set forth in Exhibit A hereto.

(c) On the Commencement Date and the Exchange Date, the Dealer Managers shall have received from in-house counsel to the Company such opinion or opinions as the Dealer Managers may require, in each case addressed to, and in form and substance satisfactory to, the Dealer Managers, addressing the matters set forth in Exhibit B hereto.

(d) On the Exchange Date, the Dealer Managers shall have received from Davis Polk & Wardwell LLP, counsel for the Dealer Managers, such opinion or opinions addressed to the Dealer Managers with respect to such matters as the Dealer Managers may require, and the Company shall have furnished to such counsel such documents as they request for the purposes of enabling them to pass upon such matters.

(e) On the Exchange Date, the Company shall have furnished to the Dealer Managers certificates, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated as of the Exchange Date, to the effect that the signatories of such certificates have carefully examined (i) the Registration Statement, the Preliminary Prospectus, the Disclosure Package and the Prospectus and any amendment or supplement thereto and (ii) this Agreement, and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Exchange Date with the same effect as if made on the Exchange Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Exchange Date; and

(ii) since the date of the most recent financial statements included in the Registration Statement (exclusive of any amendment or supplement thereto), there has been no Material Adverse Effect on the Company, except as set forth in the Registration Statement (exclusive of any amendment or supplement thereto).

(f) On the Commencement Date and the Exchange Date, you shall have received a letter addressed to you and dated the respective date of delivery thereof of PricewaterhouseCoopers LLP, independent registered public accounting firm for the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

(g) No stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or, to the Company’s knowledge, be threatened by the Commission and there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Company and its subsidiaries taken as a whole from that set forth in the Registration Statement, the Preliminary Prospectus, the Disclosure Package or the Prospectus, as applicable; and you shall have received on the Exchange Date a certificate, dated the date thereof and signed by the Chairman of the Board, the President or a Vice President of the Company, to the foregoing effect. The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened.

(h) Subsequent to the execution and delivery of this Agreement and on or prior to the Exchange Date, the rating accorded to any of the Company’s securities (i) by Standard & Poor’s Ratings Group shall not fall to or below a rating level of BBB-; (ii) by Moody’s Investors Service, Inc. shall not fall to or below a rating level of Baa2; or (iii) by Fitch Ratings shall not fall to or below a rating level of BBB.

(i) Prior to the Exchange Date, the Company shall have obtained all consents, approvals, authorizations and orders of, and shall have duly made all registrations, qualifications and filing with, any court or regulatory authority or other governmental agency or instrumentality required in connection with the making and consummation of the Exchange Offer and the execution, delivery and performance of this Agreement.

(j) Prior to the Exchange Date, the Company shall have delivered to the Dealer Managers and their counsel such further information, certificates and documents as they may reasonably request related to the Exchange Offer or otherwise related to the matters contemplated hereby.

(k) On or after the Commencement Date and on or before the Exchange Date there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Dealer Managers’ judgment makes it impracticable or inadvisable to proceed with the Exchange Offer on the terms and in the manner contemplated in the Disclosure Package and Prospectus.

If (i) any event set forth in Section 5(k) shall have occurred; (ii) any other condition specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, (iii) any of the representations and warranties set forth in Section 3 hereof is untrue or is breached in any material respect or (iv) any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Dealer Managers and its counsel, this Agreement and all obligations of the Dealer Managers hereunder may be cancelled at, or at any time prior to, the Exchange Date by the Dealer Managers without liability on the part of the Dealer Managers to the Company. Notice of such cancellation shall be given to the Company by telephone or fax, in either case confirmed in writing.

6. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless the Dealer Managers, the directors, officers, employees and agents of the Dealer Managers and each person who controls the Dealer Managers within the meaning of the Securities Act or the Exchange Act, against any and all losses, claims, damages or liabilities to which any of them may become subject under the Securities Act, the Exchange Act or any other federal, state or foreign statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, (2) the Company’s failure to make or consummate the Exchange Offer or the withdrawal, rescission, termination, amendment or extension of the Exchange Offer or any failure on the Company’s part to comply with the terms and conditions contained in the Offering Documents, (3) any action or failure to act by the Company or its respective directors, officers, agents or employees or by any indemnified party at the request or with the consent of the Company; provided that any such action or failure to act is in connection with the Exchange Offer, or (4) otherwise related to or arising out of the Dealer Managers’ engagement hereunder or any transaction or conduct in connection therewith, except that clauses (2), (3) and (4) shall not apply with respect to the portion of any losses that are finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of such indemnified party, and in the case of clause (1), (2), (3) or (4) of this sentence, the Company agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Documents, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Managers specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) The Dealer Managers agree to indemnify and hold harmless the Company, each of its directors and officers, and each person who controls the Company within the meaning of the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to the Dealer Managers, but only with reference to written information relating to the Dealer Managers furnished to the Company by or on behalf of the Dealer Managers for inclusion in the Offering Documents (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that the Dealer Managers may otherwise have. The Company acknowledges that the statements set forth in the following sections of the Offering Documents constitute the only information furnished in writing by or on behalf of the Dealer Managers for inclusion therein (or in any amendment or supplement thereto): the name, address and telephone number of Citigroup Global Markets Inc., Banc of America Securities LLC and J.P. Morgan Securities Inc. as Dealer Managers.

(c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party: (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if: (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a) or in paragraph (b) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, on the one hand, and the Dealer Managers, on the other hand, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, the “Losses”) to which the Company, on the one hand, and the Dealer Managers, on the other hand, may be subject in such proportion as is appropriate to reflect the relative benefits received by the Dealer Managers, on the one hand, and the Company, on the other hand, from the Exchange Offer; provided that in no case shall the Dealer Managers be responsible for any amount in excess of the Fee due (or anticipated to be due) to the Dealer Managers hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Dealer Managers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Dealer Managers in connection with the statements, omissions, actions or failure to act that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received (or anticipated to be received) by the Company, on the one hand, and the Dealer Managers, on the other hand, shall be deemed to be equal to, in the case of the Company, the principal amount of the securities in respect of which: (a) if the Exchange Offer is consummated, valid tenders of Existing Securities are received, or (b) if the Exchange Offer is not consummated, valid tenders are or were sought pursuant to the Exchange Offer, and, in the case of the Dealer Managers, the Fee paid by the Company to you hereunder (exclusive of amounts paid for reimbursement of expenses or paid under this Agreement). Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or any other alleged conduct relates to information provided by the Company or other conduct by the

Company or the Dealer Managers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Dealer Managers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls the Dealer Managers within the meaning of the Securities Act or the Exchange Act and each director, officer, employee and agent of a Dealer Manager shall have the same rights to contribution as the Dealer Managers, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e) A successor of any of the Dealer Managers, of the Company, of its directors and officers or of any controlling person, as the case may be, shall be entitled to the benefits of the indemnity, reimbursement and contribution agreements contained in this Section 6.

7. Certain Acknowledgments.

(a) The Company understands that you and your affiliates (together, the “Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research). Members of the Group and businesses within the Group generally act independently of each other, both for their own account and for the account of clients. Accordingly, there may be situations where parts of the Group and/or their clients either now have or may in the future have interests, or take actions, that may conflict with our interests. For example, the Group may, in the ordinary course of business, engage in trading in financial products or undertake other investment businesses for their own account or on behalf of other clients, including, but not limited to, trading in or holding long, short or derivative positions in securities, loans or other financial products of the Company or other entities connected with the Exchange Offer.

(b) In recognition of the foregoing, the Company agrees that the Group is not required to restrict its activities as a result of this engagement, and that the Group may undertake any business activity without further consultation with or notification to the Company. Neither this Agreement, the receipt by the Group of confidential information nor any other matter shall give rise to any fiduciary, equitable or contractual duties (including without limitation any duty of trust or confidence) that would prevent or restrict the Group from acting on behalf of other customers or for its own account. Furthermore, the Company agrees that neither the Group nor any member or business of the Group is under a duty to disclose to the Company or use on behalf of the Company any information whatsoever about or derived from those activities or to account for any revenue or profits obtained in connection with such activities. However, consistent with the Group’s long-standing policy to hold in confidence the affairs of its customers, the Group will not use confidential information obtained from the Company except in connection with its services to, and its relationship with the Company.

(c) The Company hereby acknowledges that you are acting as principal and not as a fiduciary of the Company and the Company’s engagement of you in connection with the transactions contemplated herein is as an independent contractor and not in any other capacity. Neither this Agreement, your performance hereunder nor any previous or existing relationship between the Company and any member of or business within the Group will be deemed to create any fiduciary relationship. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the transactions contemplated herein (irrespective of whether any member of or business within the Group has advised or is currently advising the Company on related or other matters).

(d) Notwithstanding anything to the contrary contained herein, the Dealer Managers and the Company shall be permitted to disclose the tax treatment and tax structure of any transaction contemplated by this Agreement (including any materials, opinions or analyses relating to such tax treatment or tax structure, but without disclosure of identifying information or, except to the extent relating to such tax structure or tax treatment, any nonpublic commercial or financial information).

8. Survival. The respective agreements, representations, warranties, indemnities and other statements of the Company, or of its officers and of the Dealer Managers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Dealer Managers, the Company or any of the officers, directors or controlling persons referred to in Section 6 hereof, and will survive the consummation of the Exchange Offer. The provisions of the last sentence of Section 2 and the provisions of Section 6 hereof shall survive the termination or cancellation of this Agreement.

9. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Dealer Managers, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, facsimile number (212) 816-7912, or to Banc of America Securities LLC at One Bryant Park, New York, New York 10036, Attention ECM Legal, or to J.P. Morgan Securities Inc. at 383 Madison Avenue, 4th Floor, New York, New York 10179, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to the Company at (i) prior to July 31, 2009, 100 Light Street, Baltimore, Maryland 21202 and (ii) after July 31, 2009, 100 International Drive, Baltimore, Maryland 21202, Attention: General Counsel, facsimile number 410-454-4607.

10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.

11. Jurisdiction. The Company agrees that any suit, action or proceeding against the Company brought by the Dealer Managers, its directors, officers, employees and agents, or by any person who controls the Dealer Managers, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or Federal court in The City of New York, New York, and waives any objection that it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

12. Entire Agreement; Applicable Law. THIS AGREEMENT INCORPORATES THE ENTIRE UNDERSTANDING OF THE PARTIES AND (EXCEPT AS OTHERWISE PROVIDED HEREIN) SUPERSEDES ALL PREVIOUS AGREEMENTS, AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED IN SUCH STATE. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR PROCEEDING RELATED TO OR ARISING OUT OF THIS ENGAGEMENT OR ANY TRANSACTION OR CONDUCT IN CONNECTION HEREWITH, IS WAIVED.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

14. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Commencement Date” shall mean the date on which the Exchange Offer commences.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Statutory Prospectus, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Date” shall mean each date on which New Securities are issued and the corresponding amount of U.S. dollars are delivered by the Company in exchange for the Existing Securities in connection with the Exchange Offer.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“preliminary prospectus” shall mean any preliminary prospectus relating to the Registration Statement, including those included in the Registration Statement and those filed under Rule 424(a).

“Preliminary Prospectus” shall mean the preliminary prospectus used to commence the Exchange Offer on the Commencement Date.

“Prospectus” shall mean the final prospectus relating to the New Securities that is first filed pursuant to Rule 424(b) after the Effective Date.

“Registration Statement” shall mean the registration statement filed by the Company with the Commission registering the Exchange Offer under the Securities Act, including exhibits and financial statements and any information deemed part of such registration statement pursuant to Rule 430C, as amended at the Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Exchange Date, shall also mean such registration statement as so amended.

“Schedule TO” shall mean the Schedule TO filed by the Company in connection with the Exchange Offer with the Commission under the Exchange Act, including any information or documents incorporated by reference therein, as amended and supplemented.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Statutory Prospectus” shall mean the preliminary prospectus that is included in the registration statement relating to the Exchange Offer for the New Securities immediately prior to the Withdrawal Deadline; provided that “Statutory Prospectus” shall mean the Prospectus if the Prospectus has been conveyed to all holders of the Existing Securities so that the information therein is available to holders of the Existing Securities prior to the Withdrawal Deadline on a timely basis before the time of sale of the New Securities as contemplated by Rule 159.

“U.S.” or the “United States” shall mean the United States of America.

“We” or “us” shall mean the Company.

“Withdrawal Deadline” shall mean the last time that validly tendered Existing Securities may be withdrawn from the Exchange Offer before being accepted by the Company for exchange.

“You” or “your” shall mean Citigroup Global Markets Inc.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the Dealer Managers.

Very truly yours,

Legg Mason, Inc.

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Banc of America Securities LLC

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

J.P. Morgan Securities Inc.

By:
Name:
Title:

Schedule I

Dealer Managers Fee

The Fee paid to the Dealer Managers shall be based on the percentage of the total dollar amount of Corporate Units outstanding, $1,150,000,000 (the “Total Outstanding Amount”), calculated as follows and payable on the Exchange Date:

The maximum Fee shall be $2,530,000 with respect to Citigroup Global Markets Inc. and $460,000 with respect to each of Banc of America Securities LLC and J.P. Morgan Securities Inc (each a “Maximum Amount”).

The Fee payment will equal the Maximum Amount multiplied by the face amount of Corporate Units tendered divided by $862,500,000, provided however the payment shall not exceed the Maximum Amount.

I-1

Schedule II

Schedule of Free Writing Prospectuses Included in the Disclosure Package

None

II-1

Schedule III

Significant Subsidiaries

Western Asset Management Company

Legg Mason Capital Management, Inc.

ClearBridge Advisors LLC

Permal Group Ltd.

Royce & Associates, LLC

Legg Mason Partners Fund Advisor, LLC

III-1